UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David B. Sewell as President and Chief Operating Officer

The Sherwin-Williams Company (“Sherwin-Williams”) announced that on February 13, 2019 its Board of Directors (the “Board”) elected David B. Sewell to the position of President and Chief Operating Officer effective March 1, 2019. Mr. Sewell will report to John G. Morikis, who will continue as Chairman and Chief Executive Officer.

Mr. Sewell, age 50, joined Sherwin-Williams in February 2007. He has served as President, Performance Coatings Group since August 2014. Mr. Sewell served as President & General Manager, Product Finishes Division, Global Finishes Group from July 2012 to August 2014.

In connection with his promotion, Mr. Sewell’s annual base salary will be increased to $750,000. He will participate in Sherwin-Williams’ annual cash incentive compensation program with a target award opportunity of 100% of his annual base salary and a maximum award opportunity of 200% of his annual base salary. Mr. Sewell will also participate in Sherwin-Williams’ long-term equity incentive compensation program commensurate with his new position. Mr. Sewell received a grant of 3,450 performance-based restricted stock units (“RSUs”), which will vest in February 2021. The number of RSUs that will vest will range from 0% to 200% based upon Sherwin-Williams’ achievement of cumulative earnings per share and average return on net assets employed during the 2019 – 2021 performance period. Mr. Sewell will continue to participate in the other components of Sherwin-Williams’ executive compensation program, including various retirement and savings plans, health and welfare programs and other benefits, which are described in Sherwin-Williams’ 2018 Proxy Statement.

There are no family relationships between Mr. Sewell and any director or executive officer of Sherwin-Williams. There are no related party transactions involving Mr. Sewell that are reportable under Item 404(a) of Regulation S-K.

Appointment of Aaron M. Erter as President, Performance Coatings Group and Robert F. Lynch as President, Consumer Brands Group

Sherwin-Williams also announced that, effective March 1, 2019, the Board has elected Aaron M. Erter as President, Performance Coatings Group, succeeding Mr. Sewell, and Robert F. Lynch as President, Consumer Brands Group, succeeding Mr. Erter.

Mr. Erter, age 45, joined Sherwin-Williams in June 2017 in connection with the Valspar acquisition. He has served as President, Consumer Brands Group since August 2017. Mr. Erter held the position of President & General Manager, Consumer Division, Consumer Brands Group from June 2017 to August 2017. Prior to joining Sherwin-Williams, Mr. Erter served as Senior Vice President of Valspar from December 2015 to June 2017 and Vice President and General Manager, North America of Valspar from November 2011 to December 2015.

Mr. Lynch, age 58, has been employed with Sherwin-Williams since October 2000. He has served as President & General Manager, Retail – North America, Consumer Brands Group since August 2017. Mr. Lynch held the position of Senior Vice President, Sales, Automotive Finishes Division, Global Finishes Group from August 2012 to July 2017 and President and General Manager, Paint and Sundries, Diversified Brands Division, Consumer Group from November 2008 to August 2012.

A copy of Sherwin-Williams’ press release, dated February 19, 2019, announcing these leadership changes is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed with this Report:

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated February 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

February 19, 2019	By:	/s/ Mary L. Garceau
Mary L. Garceau
Senior Vice President, General Counsel and Secretary

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